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                                                                     EXHIBIT 21


                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                  Jurisdiction in which
Subsidiary or Affiliate                           Incorporated or Organized
-----------------------                           -------------------------
Chicago Bridge & Iron Company B.V.                The Netherlands
   Arabian CBI Ltd.                               Saudi Arabia
   Arabian CBI Tank Manufacturing Co. Ltd.        Saudi Arabia
   CBI Construcciones S.A.                        Argentina
   CBI Constructors Pty. Ltd.                     Australia
      CBI Constructors Pty. Ltd. (PNG)            New Guinea
   CBI Constructors S.A. (Pty.) Ltd.              South Africa
   CBI Holdings U.K. Ltd.                         United Kingdom
      CBI Constructors Limited                    United Kingdom
   CBI (Malaysia) Sdn. Bhd.                       Malaysia
   CB&I Nigeria, Ltd.                             Nigeria
   CBI (Philippines) Inc.                         Philippines
   CBI Sino Thai, Ltd.                            Thailand
   CBI Venezolana, S.A.                           Venezuela
   Chicago Bridge & Iron Company (Egypt) LLC      Egypt
   CMP Holdings, B.V.                             The Netherlands
      CB&I (Europe) B.V.                          The Netherlands
   Horton CBI, Limited                            Canada
      Horton Services, Inc.                       Canada
   P.T. CBI Indonesia(1)                          Indonesia
   UltraPure Systems (Asia Pacific) Pte Ltd       Singapore
   UltraPure Systems, Inc.                        Puerto Rico

Chicago Bridge & Iron Company (Antilles) N.V.     Netherland Antilles
   CBI Eastern Anstalt                            Liechtenstein
      Oasis Supply Company Anstalt                Liechtenstein
   CBI Overseas LLC                               Delaware

Chicago Bridge & Iron Company                     Delaware
   CB&I Constructors, Inc.                        Texas
   CB&I Tyler Company                             Delaware
      Howe-Baker International, L.L.C.            Delaware
         Howe-Baker Holdings, L.L.C.              Delaware
            Howe-Baker Engineers, Ltd.            Delaware
         HBI Holdings, L.L.C.                     Delaware
            Matrix Engineering, Ltd.              Texas
         Callidus Technologies, L.L.C.            Oklahoma
   CBI Services, Inc.                             Delaware
   Chicago Bridge & Iron Company                  Illinois
      Asia Pacific Supply Company                 Delaware
      CBI Caribe Limited                          Delaware
      CBI Company Ltd.                            Delaware
         Constructora CBI Ltd.                    Chile
      Central Trading Company Ltd.                Delaware
      Highland Trading Company                    Cayman Islands
   Chicago Bridge & Iron Company (Delaware)       Delaware
   XL Technology Systems, Inc.                    Delaware

Lealand Finance Company B.V.                      The Netherlands

(1) Unconsolidated affiliate

In addition, Chicago Bridge & Iron Company N.V. has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.